

<ARTICLE> 5
<LEGEND>
This financial data schedule contains summary financial information extracted from the combined balance sheets of Interstate Transmission Systems, Inc., Interstate Transmission Systems II, Inc., Gulf States Transmission Systems,
Inc., Eastern Telecom, Inc. d.b.a. InterQuest, and DeltaCom, Inc. (To Be
Reorganized As ITC/\DeltaCom, Inc.) as of March 31, 1997 (see registration statement page F-7) and the related combined statements of operations for the three month period ended March 31, 1997 (see registration statement page F-8).
This information is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1997
<PERIOD-START>                             JAN-01-1997
<PERIOD-END>                               MAR-31-1997
<CASH>                                       1,447,289
<SECURITIES>                                         0
<RECEIVABLES>                               16,235,153
<ALLOWANCES>                                 1,019,606
<INVENTORY>                                    676,101
<CURRENT-ASSETS>                            22,740,372
<PP&E>                                     123,073,768
<DEPRECIATION>                              13,181,217
<TOTAL-ASSETS>                             192,450,427
<CURRENT-LIABILITIES>                       66,248,176
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                           826
<OTHER-SE>                                  35,278,332
<TOTAL-LIABILITY-AND-EQUITY>               192,450,427
<SALES>                                     25,422,578
<TOTAL-REVENUES>                            25,422,578
<CGS>                                       12,197,321
<TOTAL-COSTS>                               12,197,321
<OTHER-EXPENSES>                            11,731,533
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                           2,648,742
<INCOME-PRETAX>                            (1,130,521)
<INCOME-TAX>                                 (264,471)
<INCOME-CONTINUING>                          (791,918)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                              (507,515)
<CHANGES>                                            0
<NET-INCOME>                               (1,299,433)
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

